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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in the Amendment No. 1 to Form S-1 on Registration Statement on Form S-3 of Centennial Resource Development, Inc. (the "Registration Statement") of our reports, dated February 7, 2017, May 12, 2016, and August 4, 2015, to the Centennial Resource Production, LLC interest with respect to estimates of oil and gas reserves and future revenue thereof, as of December 31, 2016, December 31, 2015, and as of December 31, 2014, and the information contained therein. We hereby further consent to all references to our firm and such report included in the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Danny D. Simmons Danny D. Simmons, P.E. President and Chief Operating Officer

Houston, Texas
April 11, 2017

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS